Exhibit 99.2

Easterly Government Properties, Inc.

Unaudited Pro Forma Consolidated Financial Statements

The unaudited pro forma consolidated financial statements (including notes thereto) of Easterly Government Properties, Inc. (the “Company”) are qualified in their entirety and should be read in conjunction with the consolidated financial statements for the fiscal year ended December 31, 2017, and related notes thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the U.S. Securities and Exchange Commission (the “ SEC”) on March 1, 2018 and the consolidated financial statements for the nine months ended September 30, 2018, and related notes thereto, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 filed with the SEC on November 5, 2018.

On September 13, 2018, Easterly Government Properties, Inc. (together with its consolidated subsidiaries, the “Company”) completed the acquisition of eight of the properties in the Company’s previously announced acquisition of a portfolio of 14 properties from affiliates of Saban Real Estate LLC, an unaffiliated third party, pursuant to a purchase and sale agreement entered into on June 15, 2018.

The eight properties (the “Acquired Properties”) were acquired in asset acquisitions and consist of the following:

Various GSA - Buffalo, NY

Various GSA - Buffalo, a 267,766-square foot multi-tenanted Class A office building completed in 2004, is primarily occupied by two federal agencies: the Department of Veterans Affairs (VA) and the Internal Revenue Service (IRS). It also houses one of the National Labor Relations Board’s 26 regional offices. The U.S. Government leases 94% of the 100% leased building.

Various GSA - Chicago, IL

Various GSA - Chicago, a multi-tenanted office building fully renovated in 1999, is strategically located next to Chicago O’Hare International Airport and serves as the Federal Aviation Administration’s (FAA) Great Lakes Regional Office, which oversees operations in eight states. The U.S. Department of Agriculture (USDA) also maintains a presence within the facility. The 239,331-square foot building is 96% leased.

TREAS - Parkersburg, WV

TREAS - Parkersburg, a 182,500-square foot build-to-suit property, was built in multiple phases in 2004 and 2006 and is 100% leased to the General Services Administration (GSA) for the beneficial use of the Bureau of Fiscal Service (BFS). This mission critical agency within the U.S. Department of Treasury has been located in Parkersburg since 1957 and currently occupies three buildings in the vicinity.

SSA - Charleston, WV

SSA - Charleston, a 110,000-square foot single tenant facility fully renovated in 2000, is occupied by the Office of Hearings Operations (OHO), a part of the Social Security Administration (SSA). The Charleston hearing office services three SSA field offices in Ohio and nine SSA field offices in West Virginia. The 100% leased facility features courtrooms, administrative offices and public service areas.

FBI - Pittsburgh, PA

FBI - Pittsburgh serves as one of 56 Federal Bureau of Investigation (FBI) field offices located throughout the country. The 100,054-square foot facility was built-to-suit for the FBI in 2001 and is 100% leased. This facility oversees operations for nine surrounding resident agencies located throughout Pennsylvania and the entirety of West Virginia.

GSA - Clarksburg, WV

GSA - Clarksburg serves as a multi-tenanted federal center for various federal tenants within the market area, including the FBI, Drug Enforcement Agency (DEA), SSA, Offices of the U.S. Attorneys, and Small Business Association (SBA). This 100% leased 63,760-square foot build-to-suit facility was constructed in 1999 and serves the five tenant agencies through a single GSA lease.

ICE - Pittsburgh, PA

ICE - Pittsburgh, a state-of-the-art, build-to-suit facility constructed in 2004, is occupied by the U.S. Immigration and Customs Enforcement (ICE), which works to promote homeland security and public safety with respect to border control, customs, trade and immigration for the surrounding Pittsburgh region. The Class A facility houses the Homeland Security Investigations (HSI) division, dedicated to combating criminal organizations illegally exploiting America’s travel, trade, financial and immigration systems. This 33,425-square foot facility is located adjacent to the FBI - Pittsburgh field office and is 76% leased.

SSA - Dallas, TX

SSA - Dallas is a 27,200-square foot build-to-suit facility 100% leased to the GSA for the beneficial use of the SSA. Built in 2005, this facility integrates state-of-the-art systems to serve as a local field office with superb access from one of Dallas’s busiest thoroughfares.

The Acquired Properties had an aggregate purchase price of $245.4 million which was funded by the proceeds from the issuance of 7,226,756 shares of the Company’s common stock with a fair value of $139.1 million and borrowings of $106.3 million under our $150.0 million senior unsecured term loan facility.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 2017 and the nine months ended September 30, 2018 are presented as if the acquisition of the Acquired Properties by the Company had occurred on January 1, 2017.

In management’s opinion, all adjustments necessary to reflect the acquisition of the Acquired Properties have been made.

The unaudited pro forma consolidated financial statements for the year ended December 31, 2017 and the nine months ended September 30, 2018 are not necessarily indicative of what the Company’s actual results of operations would have been assuming the transactions had occurred as of January 1, 2017, nor do they purport to represent our financial condition or results of operation for future periods.

Easterly Government Properties, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2018

(Amounts in thousands, except share and per share amounts)

	Easterly Government Properties, Inc.	Acquired Properties	Pro Forma Adjustments		Company Pro Forma
	(A)	(B)			(C)
Revenues
Rental income	$99,967	$17,821	$37	(D)	$117,825
Tenant reimbursements	11,658	1,793	—		13,451
Other income	758	403	—		1,161
Total revenues	112,383	20,017	37		132,437
Operating expenses
Property operating	21,563	4,508	—		26,071
Real estate taxes	11,773	2,594	—		14,367
Depreciation and amortization	45,331	—	9,332	(E)	54,663
Acquisition costs	1,023	—	—		1,023
Corporate general and administrative	10,696	—	—		10,696
Total expenses	90,386	7,102	9,332		106,820
Operating income	21,997	12,915	(9,295)		25,617
Other expenses
Interest expense, net	(15,981)	—	(2,455)	(F)	(18,436)
Net income (loss)	6,016	12,915	(11,750)		7,181
Non-controlling interest in Operating Partnership	(902)	—	(100)	(G)	(1,002)
Net income (loss) available to Easterly Government Properties, Inc.	$5,114	$12,915	$(11,850)		$6,179
Net income (loss) available to Easterly Government Properties, Inc. per share:
Basic	$0.08				$0.10
Diluted	$0.08				$0.09
Weighted-average common shares outstanding
Basic	51,051,388				55,578,037
Diluted	52,600,858				57,127,507

The accompanying notes are an integral part of these proforma consolidated financial statements.

Easterly Government Properties, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2017

(Amounts in thousands, except share and per share amounts)

	Easterly Government Properties, Inc.	Acquired Properties	Pro Forma Adjustments		Company Pro Forma
	(A)	(B)			(C)
Revenues
Rental income	$116,002	$25,446	$62	(D)	$141,510
Tenant reimbursements	13,929	3,457	—		17,386
Other income	742	574	—		1,316
Total revenues	130,673	29,477	62		160,212
Operating expenses
Property operating	24,907	6,746	—		31,653
Real estate taxes	13,730	3,806	—		17,536
Depreciation and amortization	54,873	—	13,851	(E)	68,724
Acquisition costs	1,493	—	—		1,493
Corporate general and administrative	12,900	—	—		12,900
Total expenses	107,903	10,552	13,851		132,306
Operating income	22,770	18,925	(13,789)		27,906
Other expenses
Interest expense, net	(17,071)	—	(3,549)	(F)	(20,620)
Loss on the sale of operating property	(310)	—	—		(310)
Net income (loss)	5,389	18,925	(17,338)		6,976
Non-controlling interest in Operating Partnership	(941)	—	(118)	(G)	(1,059)
Net income (loss) available to Easterly Government Properties, Inc.	$4,448	$18,925	$(17,456)		$5,917
Net income (loss) available to Easterly Government Properties, Inc. per share:
Basic	$0.11				$0.12
Diluted	$0.10				$0.12
Weighted-average common shares outstanding
Basic	39,607,740				46,834,496
Diluted	41,563,540				48,790,296

The accompanying notes are an integral part of these proforma consolidated financial statements.

Easterly Government Properties, Inc.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations

The adjustments to the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017 are as follows:

(A)	Reflects the historical results of Easterly Government Properties, Inc. for the nine months ended September 30, 2018 (unaudited) and year ended December 31, 2017, respectively.
(B)	Reflects the combined statement of revenues and certain expenses of the Acquired Properties for the period ended September 12, 2018 (unaudited) and year ended December 31, 2017, respectively.
(C)

The pro forma weighted average common shares outstanding are calculated as if 7,226,756 shares of the June 2018 underwritten public offering used to purchase the Acquired Properties had occurred on January 1, 2017.

(D)	The pro forma adjustment for rental income represents straight-line rent adjustments and above/below market lease amortization assuming the Acquired Properties were acquired on January 1, 2017.
(E)

The pro forma adjustment for depreciation expense is based on the Company’s basis in the assets that would have been recorded assuming the Acquired Properties were acquired on January 1, 2017. Depreciation and amortization amounts were determined in accordance with the Company’s policies and are based on management’s evaluation of the estimated useful lives of the properties and intangibles. The amounts allocated to buildings are depreciated over 40 years. The amounts allocated to lease intangibles are amortized over the remaining life of the related leases.

(F)

Reflects the additional estimated interest expense assuming the Acquired Properties were acquired on January 1, 2017. The table below provides a summary of interest-bearing debt used to finance the Acquired Properties:

	Fixed/ Floating	Interest Rate	Principal Balance
2018 term loan facility	Floating	3.34%	$106,264
(G)	Non-controlling interest in Operating Partnership is adjusted based on the additional pro forma earnings due to the acquisition of the Acquired Properties.